Filed Pursuant to Rule 424(b)(3)

Registration No. 333-249786

PROSPECTUS SUPPLEMENT NO. 4

(to Prospectus dated December 3, 2020)

Up to 24,988,338 Shares of Class A Common Stock

Up to 7,745,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus supplement updates and supplements the prospectus dated December 3, 2020 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-249786). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on April 5, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of the Prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 5, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2021 (March 31, 2021)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 16th Street, Suite 316, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2020, Shift Technologies, Inc. (the “Company”) and Shift Platform, Inc., a wholly-owned subsidiary of the Company, entered into Employment Agreements (the “Employment Agreements”) with each of George Arison and Toby Russell, co-Chief Executive Officers of the Company (the “Executives”). On February 2, 2021, in accordance with the terms of the Employment Agreements, the Company granted to each of the Executives a one-time equity award of 3,044,272 restricted stock units (“RSUs”).

Section 5(c) of the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan (the “Omnibus Plan”) provided that the maximum aggregate number of shares of the Company’s class A common stock with respect to which all grants, other than dividend equivalents, may be made under the Omnibus Plan to any individual during any calendar year is 2,000,000. On March 31, 2021, the Company’s Board of Directors approved an amendment to the Omnibus Plan (the “Omnibus Plan Amendment”) to provide that such individual share limit shall not apply to grants made to fulfill any agreement by and between the Company and an employee that was entered into on or about October 13, 2020. No other provision of the Omnibus Plan was amended. A copy of the Omnibus Plan Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

In order to address any applicable non-compliance with the Omnibus Plan, on April 5, 2021 the Company and each of the Executives entered into an amendment to the respective RSU grant agreement to cancel the grant of 1,044,272 unvested RSUs in each such RSU grant agreement. Copies of the RSU grant agreement amendments are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are hereby incorporated by reference.

On April 5, 2021, following the adoption of the Omnibus Plan Amendment, the Company entered into an award agreement with each of the Executives with respect to a grant of 1,044,272 RSUs. The RSUs granted pursuant to the RSU grant agreements have identical vesting terms to the RSUs cancelled pursuant to the RSU grant amendments. Copies of the RSU grant agreements are attached hereto as Exhibit 10.4 and Exhibit 10.5 and are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan.
10.2	Amendment No. 1 dated as of April 5, 2021 to RSU Award Agreement dated as of February 2, 2021 by and between Shift Technologies, Inc. and George Arison.
10.3	Amendment No. 1 dated as of April 5, 2021 to RSU Award Agreement dated as of February 2, 2021 by and between Shift Technologies, Inc. and Toby Russell.
10.4	RSU Award Agreement dated as of April 5, 2021 by and between Shift Technologies, Inc. and George Arison.
10.5	RSU Award Agreement dated as of April 5, 2021 by and between Shift Technologies, Inc. and Toby Russell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: April 5, 2021	/s/ George Arison
	Name:	George Arison
	Title:	Co-Chief Executive Officer and Chairman

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Exhibit 10.1

AMENDMENT NO. 1 TO THE SHIFT TECHNOLOGIES, INC.

2020 OMNIBUS EQUITY COMPENSATION PLAN

This Amendment No. 1 to the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan (the “Plan”) is made effective as of the 31st day of March 2021.

Section 5(c) of the Plan is amended and restated to read in its entirety as follows:

“(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 2,000,000 shares of Stock, subject to adjustment as described below; provided, that the foregoing limit shall not apply to grants made to fulfill any agreement by and between the Company and an Employee that was entered into on or about October 13, 2020. A Participant may not accrue cash-based Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.”

Exhibit 10.2

SHIFT TECHNOLOGIES, INC.

2020 OMNIBUS EQUITY COMPENSATION PLAN

AMENDMENT TO RSU AGREEMENT

THIS AMENDMENT (this “Amendment”) is made to that certain RSU Agreement dated February 2, 2021, between Shift Technologies, Inc., a Delaware corporation (the “Company”), and George Arison (“Grantee”) (the “RSU Agreement). This Amendment is effective April 5, 2021 (the “Amendment Effective Date”). All capitalized terms used herein that are not otherwise defined have the same meaning given to them in the Plan or the RSU Agreement, as applicable.

As of the Amendment Effective Date, the parties to the RSU Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, agree to the following changes to the RSU Agreement. This Amendment rescinds and cancels 1,044,272 RSUs as set forth below.

1.	Section 1 is amended to replace “3,044,272” with “2,000,000.”

2.	Section 2 is amended to replace “2,283,204” with “1,238,932.”

3.	283,204 unvested Time RSUs granted pursuant to Section 2(a)(i)(a) are rescinded and cancelled, such that the 1,238,932 aggregate Time RSUs granted pursuant to such Section 2(a)(i)(a) (as amended) shall vest or have vested, as applicable, in accordance with the following schedule:

190,267	Jan. 12, 2021
190,267	Apr. 12, 2021
190,267	Jul. 12, 2021
190,267	Oct. 12, 2021
190,267	Jan. 12, 2022
190,267	Apr. 12, 2022
97,330	Jul. 31, 2022

4.	The entire 761,068 Time RSU grant pursuant to Section 2(a)(i)(b) is rescinded and cancelled.

5.	The remainder of the RSU Agreement shall remain in full force and effect.

[SIGNATURE LINES ON NEXT PAGE]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, and the Grantee has placed his or her signature hereon, effective as of the Amendment Effective Date.

SHIFT TECHNOLOGIES, INC.

By:	/s/ Tobias Russell
Signature

Name:	Tobias Russell

Title:	Co-Chief Executive Officer

Date:	April 5, 2021

I hereby agree to the terms of this Amendment. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

GRANTEE:

By:	/s/ George Arison
Signature

Name:	George Arison
Print Name

Exhibit 10.3

SHIFT TECHNOLOGIES, INC.

2020 OMNIBUS EQUITY COMPENSATION PLAN

AMENDMENT TO RSU AGREEMENT

THIS AMENDMENT (this “Amendment”) is made to that certain RSU Agreement dated February 2, 2021, between Shift Technologies, Inc., a Delaware corporation (the “Company”), and Tobias Russell (“Grantee”) (the “RSU Agreement). This Amendment is effective April 5, 2021 (the “Amendment Effective Date”). All capitalized terms used herein that are not otherwise defined have the same meaning given to them in the Plan or the RSU Agreement, as applicable.

As of the Amendment Effective Date, the parties to the RSU Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, agree to the following changes to the RSU Agreement. This Amendment rescinds and cancels 1,044,272 RSUs as set forth below.

1. Section 1 is amended to replace “3,044,272” with “2,000,000.”

2. Section 2 is amended to replace “2,283,204” with “1,238,932.”

3.  283,204 unvested Time RSUs granted pursuant to Section 2(a)(i)(a) are rescinded and cancelled, such that the 1,238,932 aggregate Time RSUs granted pursuant to such Section 2(a)(i)(a) (as amended) shall vest or have vested, as applicable, in accordance with the following schedule:

190,267	Jan. 12, 2021
190,267	Apr. 12, 2021
190,267	Jul. 12, 2021
190,267	Oct. 12, 2021
190,267	Jan. 12, 2022
190,267	Apr. 12, 2022
97,330	Jul. 31, 2022

4. The entire 761,068 Time RSU grant pursuant to Section 2(a)(i)(b) is rescinded and cancelled.

5. The remainder of the RSU Agreement shall remain in full force and effect.

[SIGNATURE LINES ON NEXT PAGE]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, and the Grantee has placed his or her signature hereon, effective as of the Amendment Effective Date.

SHIFT TECHNOLOGIES, INC.

By:	/s/ George Arison
Signature

Name:	George Arison

Title:	Co-Chief Executive Officer

Date:	April 5, 2021

I hereby agree to the terms of this Amendment. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

GRANTEE:

By:	/s/ Tobias Russell
Signature

Name:	Tobias Russell
Print Name

Exhibit 10.4

SHIFT TECHNOLOGIES, INC.

2020 OMNIBUS EQUITY COMPENSATION PLAN

RSU GRANT AGREEMENT

THIS AGREEMENT (this “Agreement”), dated April 5, 2021 (the “Date of Grant”), between Shift Technologies, Inc., a Delaware corporation (the “Company”), and George Arison (“Grantee”), is made pursuant and subject to the provisions of the Company’s 2020 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. This Agreement is made as a modification of that certain RSU Agreement dated February 2, 2021, between the Company and Grantee (the “Original Agreement”), to reflect the grant of replacement awards that were rescinded and canceled by an amendment to the Original Agreement entered into between the Company and Grantee on the date hereof. All capitalized terms used herein that are not otherwise defined in this Agreement have the same meaning given to them in the Plan.

1. Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee 1,044,272 restricted Stock Units (“RSUs”), subject to the vesting terms set forth in Section 2 below. Subject to the provisions of this Agreement and the Plan, each vested RSU represents the right to receive one (1) share of Stock. The RSUs shall apply only with respect to a whole number of shares of Stock.

2. Vesting. The RSUs shall vest based on the passage of time (“Time RSUs”). The Time RSUs shall vest in accordance with the vesting schedule below. The “Vesting Commencement Date” shall be October 13, 2020.

(a) Time RSUs.

(i) The Time RSUs shall vest, subject to the Grantee’s continuous employment with the Company (or an Affiliate of the Company) through the applicable vesting date, as follows:

92,937	Jul. 12, 2022
190,267	Oct. 12, 2022
95,133	Jan. 12, 2023
95,134	Apr. 12, 2023
95,133	Jul. 12, 2023
95,134	Oct. 12, 2023
95,133	Jan. 12, 2023
95,134	Apr. 12, 2023
95,133	Jul. 12, 2023
95,134	Oct. 12, 2023

(ii) From and after the Vesting Commencement Date through the date on which the Time RSUs become fully vested pursuant to subparagraph (i) above, the unvested portion of the grant of Time RSUs remains subject to forfeiture in accordance with the terms of Section 3 hereof.

(b) Change of Control. Time RSUs that are outstanding and unvested as of the date of Change of Control shall become vested immediately prior to such Change of Control.

3. Termination of Service. When a Grantee’s employment with the Company (or an Affiliate of the Company) terminates, any outstanding and unvested Time RSUs shall immediately terminate and become null and void.

4. Settlement. During the first open trading window of the Company following the end of each calendar quarter (i.e., March 31, June 30, September 30, December 31), the Company shall deliver to the Grantee one (1) share of Stock in settlement of each RSU that became vested during such calendar quarter, except that, any RSUs that vest on or before December 31, 2021, shall be settled during the first open trading window of the Company following December 31, 2021, provided that, in no event (i) will an RSU be settled later than March 15 of the year following the year in which such RSU vested, nor (ii) will the Grantee be permitted, directly or indirectly, to specify the taxable year of delivery of any RSU subject to this Agreement.

5. Delivery of Stock. Certificates or evidence of book-entry shares representing the Stock issued upon settlement of RSUs pursuant to Section 4 of this Agreement will be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request. Delivery of shares of Stock under this Agreement will comply with all applicable laws (including, the requirements of the Exchange Act), and the applicable requirements of any securities exchange or similar entity.

6. Shareholder Rights. An RSU is not a share of Stock, and thus, the Grantee will have no rights as a stockholder with respect to the RSUs.  Dividend Equivalents shall accrue on shares underlying the RSUs awarded hereunder and such dividends will be paid to Grantee upon the vesting of such RSUs.

7. Transferability. The RSUs subject to this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with Section 2. After such RSUs vest and are settled in accordance with Sections 2 and 4, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Exchange Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Exchange Act or any other applicable securities laws is first obtained.

8. Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this RSU shall be adjusted as the Administrator determines is equitably required in the event the Company effects one or more stock dividends, spinoffs, recapitalizations, stock splits, combinations, exchanges or consolidations of shares or other similar changes in capitalization.

9. Withholding.

(a) The Grantee understands that when the RSUs are settled in accordance with Section 4, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the share of Stock as of such date, and the Grantee is responsible for all tax obligations that arise in connection with the RSUs.

(b) Whenever shares of Stock are to be issued upon settlement of the RSUs, the Grantee shall assume sole responsibility for discharging all tax and other obligations associated therewith. The Company has no duty or obligation to minimize the tax consequences to the Grantee and will not be liable to the Grantee for any adverse tax consequences arising in connection with this Award. The Grantee agrees to indemnify the Company against any non-U.S., U.S. federal, state and local withholding taxes for which the Company may be liable in connection with the Grantee’s acquisition, ownership or disposition of any shares of Stock.

(c) In its sole discretion, the Administrator of the Plan may permit the Grantee to satisfy the Company’s tax withholding obligation with respect to RSUs settled in Stock by having shares withheld in accordance with Section 16(b) of the Plan. The elections described in this subsection (c) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

10. Compliance with Section 409A of the Code. It is the intention of the Company that the Award and Plan are intended either to provide compensation that is exempt from Section 409A of the Code and the rules, regulations and other authorities promulgated thereunder (including the transition rules thereof) (collectively, “Section 409A”), (by reason of being a short-term deferral) or that is nonqualified deferred compensation that is compliant in all regards with the requirements of Code Section 409A, and all provisions of this Agreement will be construed and interpreted in a manner consistent with this intent. If the Grantee is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of the Grantee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares of Stock that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of: (i) the fifth business day following the Grantee’s death, or (ii) the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares of Stock issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares of Stock is necessary to avoid the imposition of adverse taxation on the Grantee in respect of the shares of Stock under Section 409A. Each installment of shares of Stock that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

11. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

12. Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

13. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with Section 7 and the successors of the Company.

14. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

15. Acceptance. The Grantee must accept the RSUs and agree to the terms and conditions of the RSUs as set forth in the Plan and this Agreement, by electronically accepting this Agreement immediately following the Date of Grant on E*Trade (or such other service as the Company may use from time to time).

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

SHIFT TECHNOLOGIES, INC.

By:	/s/ Tobias Russell
Signature

Name:	Tobias Russell

Title:	Co-Chief Executive Officer

Date:	April 5, 2021

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

GRANTEE:

By:	/s/ George Arison
Signature

Name:	George Arison
Print Name

Exhibit 10.5

SHIFT TECHNOLOGIES, INC.

2020 OMNIBUS EQUITY COMPENSATION PLAN

RSU AGREEMENT

THIS AGREEMENT (this “Agreement”), dated April 5, 2021 (the “Date of Grant”), between Shift Technologies, Inc., a Delaware corporation (the “Company”), and Tobias Russell (“Grantee”), is made pursuant and subject to the provisions of the Company’s 2020 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. This Agreement is made as a modification of that certain RSU Agreement dated February 2, 2021, between the Company and Grantee (the “Original Agreement”), to reflect the grant of replacement awards that were rescinded and canceled by an amendment to the Original Agreement entered into between the Company and Grantee on the date hereof. All capitalized terms used herein that are not otherwise defined in this Agreement have the same meaning given to them in the Plan.

1. Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee 1,044,272 restricted Stock Units (“RSUs”), subject to the vesting terms set forth in Section 2 below. Subject to the provisions of this Agreement and the Plan, each vested RSU represents the right to receive one (1) share of Stock. The RSUs shall apply only with respect to a whole number of shares of Stock.

2. Vesting. The RSUs shall vest based on the passage of time (“Time RSUs”). The Time RSUs shall vest in accordance with the vesting schedule below. The “Vesting Commencement Date” shall be October 13, 2020.

(a) Time RSUs.

(i) The Time RSUs shall vest, subject to the Grantee’s continuous employment with the Company (or an Affiliate of the Company) through the applicable vesting date, as follows:

92,937	Jul. 12, 2022
190,267	Oct. 12, 2022
95,133	Jan. 12, 2023
95,134	Apr. 12, 2023
95,133	Jul. 12, 2023
95,134	Oct. 12, 2023
95,133	Jan. 12, 2023
95,134	Apr. 12, 2023
95,133	Jul. 12, 2023
95,134	Oct. 12, 2023

(ii) From and after the Vesting Commencement Date through the date on which the Time RSUs become fully vested pursuant to subparagraph (i) above, the unvested portion of the grant of Time RSUs remains subject to forfeiture in accordance with the terms of Section 3 hereof.

(b)  Change of Control. Time RSUs that are outstanding and unvested as of the date of Change of Control shall become vested immediately prior to such Change of Control.

3. Termination of Service. When a Grantee’s employment with the Company (or an Affiliate of the Company) terminates, any outstanding and unvested Time RSUs shall immediately terminate and become null and void.

4. Settlement. During the first open trading window of the Company following the end of each calendar quarter (i.e., March 31, June 30, September 30, December 31), the Company shall deliver to the Grantee one (1) share of Stock in settlement of each RSU that became vested during such calendar quarter, except that, any RSUs that vest on or before December 31, 2021, shall be settled during the first open trading window of the Company following December 31, 2021, provided that, in no event (i) will an RSU be settled later than March 15 of the year following the year in which such RSU vested, nor (ii) will the Grantee be permitted, directly or indirectly, to specify the taxable year of delivery of any RSU subject to this Agreement.

5. Delivery of Stock. Certificates or evidence of book-entry shares representing the Stock issued upon settlement of RSUs pursuant to Section 4 of this Agreement will be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request. Delivery of shares of Stock under this Agreement will comply with all applicable laws (including, the requirements of the Exchange Act), and the applicable requirements of any securities exchange or similar entity.

6. Shareholder Rights. An RSU is not a share of Stock, and thus, the Grantee will have no rights as a stockholder with respect to the RSUs.  Dividend Equivalents shall accrue on shares underlying the RSUs awarded hereunder and such dividends will be paid to Grantee upon the vesting of such RSUs.

7. Transferability. The RSUs subject to this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with Section 2. After such RSUs vest and are settled in accordance with Sections 2 and 4, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Exchange Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Exchange Act or any other applicable securities laws is first obtained.

8. Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this RSU shall be adjusted as the Administrator determines is equitably required in the event the Company effects one or more stock dividends, spinoffs, recapitalizations, stock splits, combinations, exchanges or consolidations of shares or other similar changes in capitalization.

2

9. Withholding.

(a)          The Grantee understands that when the RSUs are settled in accordance with Section 4, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the share of Stock as of such date, and the Grantee is responsible for all tax obligations that arise in connection with the RSUs.

(b)          Whenever shares of Stock are to be issued upon settlement of the RSUs, the Grantee shall assume sole responsibility for discharging all tax and other obligations associated therewith. The Company has no duty or obligation to minimize the tax consequences to the Grantee and will not be liable to the Grantee for any adverse tax consequences arising in connection with this Award. The Grantee agrees to indemnify the Company against any non-U.S., U.S. federal, state and local withholding taxes for which the Company may be liable in connection with the Grantee’s acquisition, ownership or disposition of any shares of Stock.

(c) In its sole discretion, the Administrator of the Plan may permit the Grantee to satisfy the Company’s tax withholding obligation with respect to RSUs settled in Stock by having shares withheld in accordance with Section 16(b) of the Plan. The elections described in this subsection (c) must be in a form and manner prescribed by the Administrator and may be subject to the prior approval of the Administrator.

10. Compliance with Section 409A of the Code. It is the intention of the Company that the Award and Plan are intended either to provide compensation that is exempt from Section 409A of the Code and the rules, regulations and other authorities promulgated thereunder (including the transition rules thereof) (collectively, “Section 409A”), (by reason of being a short-term deferral) or that is nonqualified deferred compensation that is compliant in all regards with the requirements of Code Section 409A, and all provisions of this Agreement will be construed and interpreted in a manner consistent with this intent. If the Grantee is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of the Grantee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares of Stock that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of: (i) the fifth business day following the Grantee’s death, or (ii) the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares of Stock issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares of Stock is necessary to avoid the imposition of adverse taxation on the Grantee in respect of the shares of Stock under Section 409A. Each installment of shares of Stock that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

13. Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with Section 7 and the successors of the Company.

15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

16. Acceptance. The Grantee must accept the RSUs and agree to the terms and conditions of the RSUs as set forth in the Plan and this Agreement, by electronically accepting this Agreement immediately following the Date of Grant on E*Trade (or such other service as the Company may use from time to time).

3

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

SHIFT TECHNOLOGIES, INC.

By:	/s/ George Arison
Signature

Name:	George Arison

Title:	Co-Chief Executive Officer

Date:	April 5, 2021

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

GRANTEE:

By:	/s/ Tobias Russell
Signature

Name:	Tobias Russell
Print Name

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